                               RESOLUTIONS ADOPTED
                      AT THE SEPTEMBER 14, 2006 MEETING OF
                           THE BOARD OF DIRECTORS OF
              KAYNE ANDERSON MLP INVESTMENT COMPANY (THE "COMPANY")

EX99-3

                              CERTIFIED RESOLUTIONS

I, David J. Shladovsky, Secretary of Kayne Anderson MLP Investment Company (the "Company"), hereby certify that the following resolutions were adopted by the Board of Directors of the Company, including a majority of the Directors who were not "interested persons" of the Company, at a meeting of the Board held on September 14, 2006:

     RENEWAL OF FIDELITY BOND FOR ONE-YEAR TERM (UNDER RULE 17G-1)

     WHEREAS, the Board of Directors of the Company has determined that the Company should renew and maintain fidelity bond coverage in the amount sufficient to cover the minimum legal requirements pertinent to the Company as required by the Investment Company Act of 1940, as amended (the "Investment Company Act")

     RESOLVED, that the increase in fidelity bond coverage as of May 31, 2006 to the coverage amount of $1,500,000, from GNW-Evergreen Insurance Services, Inc. for the premiums paid by the Company, in the form of a Financial Institution Bond underwritten by the Chubb Group, covering each officer and employee of the Company against larceny and embezzlement, be, and it hereby is, ratified and approved, with consideration having been given to the coverage of the Bond in view of the assets of the Company to which covered persons may have access, the type and terms of the custody arrangements, and the nature of the Company's portfolio securities;

     FURTHER RESOLVED, that all actions taken by officers of the Company, on behalf of the Company and in connection with such increase in fidelity bond coverage be, and hereby are, ratified and approved;

     FURTHER RESOLVED, that renewal of the fidelity bond, in the amount of $1,500,000, from GNW-Evergreen Insurance Services, Inc. for the premiums presented at this meeting, in the form of a Financial Institution Bond underwritten by the Chubb Group, covering each Officer and employee of the Company, as defined therein, against larceny and embezzlement, be, and it hereby is, approved, with consideration having been given to the coverage of the Bond in view of the assets of the Company to which covered persons may have access, the type and terms of the custody arrangements, and the nature of the Company's portfolio securities; and

     FURTHER RESOLVED, that the Secretary or any Assistant Secretary of the Company, or other appropriate officers of the Company are hereby authorized, empowered and directed to make such filings with the Securities and Exchange

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                               RESOLUTIONS ADOPTED
                      AT THE SEPTEMBER 14, 2006 MEETING OF
                           THE BOARD OF DIRECTORS OF
              KAYNE ANDERSON MLP INVESTMENT COMPANY (THE "COMPANY")

     Commission and give such notices as may be required pursuant to Rule 17g-1 under the Investment Company Act.

September 18, 2006                      /s/ David J. Shladovsky
                                        ----------------------------------------
                                        David J. Shladovsky, Secretary